Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE

TRITON BIOSYSTEMS, INC. 2001 EQUITY INCENTIVE PLAN

Triton BioSystems, Inc. (the “Company”), hereby grants to                              (the “Optionee”) an option to purchase                  shares of the Company’s common stock (the “Option”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Triton BioSystems, Inc. 2001 Equity Incentive Plan (the “Plan”) applicable to non-qualified stock options, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context requires otherwise, the terms defined in the Plan shall have the same meanings when used herein.

1. Nature of the Option. The Option is intended to be a non-qualified stock option, and is not intended to be an incentive stock option described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise to qualify for any special tax benefits to the Optionee.

2. Date of Grant; Term of Option. The grant of this Option is effective as of                  , 20     (the “Effective Date”). This Option may not be exercised later than the date that is ten (10) years after the Effective Date, subject to earlier termination or cancellation, as provided in the Plan or Section 6 hereof.

3. Option Exercise Price. The total cost to the Optionee to purchase, pursuant to this Option Agreement, one Share is                .

4. Exercise of Option. The Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option Agreement, as follows:

(a) Right to Exercise. This Option shall vest and become exercisable as follows:

(i) [The Option shall vest and become exercisable with respect to                  of the Shares subject hereto (“Option Shares”) on the first anniversary of the Effective Date.

(ii) The Option shall vest and become exercisable with respect to an additional                  of the Option Shares on the second anniversary of the Effective Date.

(iii) The Option shall vest and become exercisable with respect to an additional                  of the Option Shares on the third anniversary of the Effective Date.

(iv) The Option shall vest and become exercisable with respect to an additional                  of the Option Shares on the fourth anniversary of the Effective Date.]

Notwithstanding the foregoing, upon or in anticipation of a Change in Control, the Board will take such actions as are authorized under Section 3(d) of the Plan.

(b) Method of Exercise. The Optionee may exercise the Option by providing written notice stating the election to exercise this Option, and the Company may require making such representations and agreements as to the Optionee’s investment intent with respect to the Option Shares as hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price in the manner described in Section 4(c), by any other agreements required by the terms of the Plan, and a Stock Purchase and Restriction Agreement that will restrict the sale or other transfer of the Option Shares, that may include rights of the Company to repurchase the Option Shares upon the occurrence of certain events and that will include such other terms as reasonably determined by the Board in its sole discretion (the “Stock Purchase and Restriction Agreement”). The Optionee will have no right to receive dividends and will have no other rights as a shareholder with respect to such Option Shares notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate(s) evidencing the Option Shares that are being issued upon exercise of the Option. The Company will issue (or cause to be issued) such share certificates promptly following the exercise of the Option. The certificate(s) for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall contain such legends as may be required by the Board, the Committee, the terms of the Plan or the Stock Purchase and Restriction Agreement, and/or by applicable law.

(c) Method of Payment. The method of payment of the purchase price shall be determined by the Board or the Committee as follows:

(i) Cash Payment. The Optionee shall make cash payments by wire transfer, certified check or bank check, in each case payable to the order of the Company.

(ii) Cashless Payment. At the election of the Optionee, the purchase price for any or all of the Shares to be acquired may be paid by: (1) surrender of Shares held by or for the account of the Optionee with a Fair Market Value per Share, as of the exercise date, equal to the purchase price multiplied by the number of Shares to be purchased, or (2) the surrender of any exercisable but unexercised portion of the Option having an Option Spread (as defined below) equal to the purchase price multiplied by the number of Shares to be purchased. The “Option Spread” of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total Fair Market Value of the Shares underlying the surrendered portion of the Option over the total exercise price of the Shares underlying the surrendered portion of the Option.

(d) Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.

(e) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

5. Restrictions on Transfer of Option Shares. Any Option Shares acquired hereunder shall be subject to the terms and conditions of the Stock Purchase and Restriction Agreement.

6. Termination of Service.

(a) General. Except as otherwise set forth in this Section 6 or in Section 7 hereof, Options granted hereunder will remain exercisable after termination of service for the term set forth in Section 2 hereof.

(b) Upon Death. If the Optionee dies, this Option will remain exercisable for (1) year after the date of death by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but, in any case, only to the extent the Optionee was entitled to exercise this Option at the date of such death. To the extent that the Option was not exercisable at the date of death, or to the extent the Option is not exercised within the time specified herein, the Option will terminate.

7. Forfeiture of Option and Option Stock. Notwithstanding any other provision of this Option, the Option shall become nonexercisable and shall be forfeited if the Optionee’s service with the Company, a Newco or Affiliate is terminated for Cause, or if the Board of Directors of the applicable Company, Newco or Affiliate in its sole discretion determines that the Optionee has, at any time that the Option is otherwise exercisable in whole or in part, (i) disclosed any confidential, proprietary, business or technical information or trade secret of such Company, Newco or Affiliate, or (ii) has breached any agreement then in force between the Optionee and such Company, Newco or Affiliate, including an agreement which prohibits competition with or the solicitation of any employees of such entity. In the event of such a determination or termination for Cause, in addition to the immediate forfeiture of all unexercised Options, the Optionee shall forfeit all Option Shares for which the Company has not yet delivered Share certificates to the Optionee and the Company shall refund to the Optionee the Option price paid to it, if any, in the same form as it was paid (or in cash at the Company’s discretion).

8. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, this Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators and heirs of the Optionee.

9. No Continuation of Service. Neither the Plan nor this Option shall confer upon any Optionee the right to continue in the service of the Company, a Newco or an Affiliate, or limit, in any respect, the right of that company to discharge the Optionee at any time, with or without Cause, and with or without notice.

10. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 6 hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

11. The Plan. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or the Committee is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate. The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that Optionee has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

12. Entire Agreement. This Option Agreement, together with the Plan, the Stock Purchase and Restriction Agreement and any exhibits attached thereto or hereto, represent the entire agreement between the parties.

13. Governing Law. This Option Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

14. Amendment. Subject to the provisions of the Plan, this Option Agreement may only be amended by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument as of the      day of              20    .

By:

Name:

Title:

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO REPURCHASE AND RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A STOCK PURCHASE AND RESTRICTION AGREEMENT WHICH THE OPTIONEE IS REQUIRED TO EXECUTE AS A CONDITION TO THE EXERCISE OF THIS OPTION.

ACKNOWLEDGMENT

The Optionee acknowledges receipt of the Option Agreement and the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.

Date:
Signature of Optionee

Name of Optionee

Address

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